UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

HILB ROGAL & HOBBS COMPANY

(Exact name of registrant as specified in its charter)

0-15981

(Commission File Number)

Virginia (State or other jurisdiction of incorporation)	54-1194795 (I.R.S. Employer Identification No.)

4951 Lake Brook Drive, Suite 500 Glen Allen, Virginia (Address of principal executive offices)	23060 (Zip Code)

Registrant’s telephone number, including area code: (804) 747-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Hilb Rogal & Hobbs Company, a Virginia corporation (the “Company”), has amended and restated its Articles of Incorporation. At the Annual Meeting of Shareholders of the Company held on May 1, 2007, the shareholders approved an amendment to the Company’s Articles of Incorporation, as described in the Company’s Proxy Statement dated March 30, 2007 relating to the Annual Meeting. The amendment pertains to the Article on indemnification and rewrites the article for consistency with the 2005 changes to the Virginia Stock Corporation Act.

The amendment was submitted to the Virginia State Corporation Commission in the form of Articles of Restatement and Certification of Hilb Rogal & Hobbs Company with the Amended and Restated Articles of Incorporation attached as an exhibit on May 1, 2007 and such amendments became effective on the same date. A copy of the Amended and Restated Articles of Incorporation of Hilb Rogal & Hobbs Company reflecting the amendment described above, as filed with the Virginia State Corporation Commission, is being filed herewith as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is being furnished pursuant to Item 5.03 above.

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Hilb Rogal & Hobbs Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILB ROGAL & HOBBS COMPANY

(Registrant)

Date:	May 1, 2007	By: /s/ A. Brent King
A. Brent King

Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation of Hilb Rogal & Hobbs Company